                                                                  EXHIBIT 10.27

                           FIRST AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                        VIRTUAL MORTGAGE NETWORK, INC.,
                                    as Buyer

                               ARTHUR H. SUTTER,
                                   as Seller

                                      and

                          SUTTER MORTGAGE CORPORATION,
                                  the Company


                                  June 6, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I     PURCHASE AND SALE OF SHARES.................................    1
1.1           Sale and Delivery...........................................    1
1.2           Purchase Price..............................................    1
1.3           Certain Other Payments......................................    2

ARTICLE II    STRUCTURE OF THE TRANSACTION................................    3
2.1           Company to be a Wholly-Owned Subsidiary of Buyer............    3
2.2           Divestiture by Company of Certain Business Before Closing...    3

ARTICLE III   CLOSING MATTERS.............................................    4
3.1           Closing.....................................................    4
3.2           Deliveries by Stockholder...................................    4
3.3           Deliveries by Buyer.........................................    5
3.4           Simultaneous Delivery.......................................    5
3.5           Delivery of Closing Documents...............................    5
3.6           No Equitable Conversion.....................................    5

ARTICLE IV    REPRESENTATIONS AND WARRANTIES
              CONCERNING STOCKHOLDER......................................    6
4.1           Ownership of Shares.........................................    6
4.2           Delivery of Good Title......................................    6
4.3           Execution and Delivery......................................    6
4.4           No Conflicts................................................    6
4.5           Investment Intent...........................................    7
4.6           Securities Law Compliance...................................    7

ARTICLE V     REPRESENTATIONS AND WARRANTIES
              CONCERNING THE COMPANY......................................    7
5.1           Organization and Good Standing..............................    7
5.2           No Conflicts................................................    8
5.3           Capitalization..............................................    8
5.4           Financial Statements........................................    8
5.5           Title to Property: Encumbrances.............................    9
5.6           Accounts Receivable.........................................   11
5.7           Corporate Acts and Proceedings..............................   11
5.8           Trademarks, Patents, Etc....................................   11
5.9           Banking and Insurance.......................................   11
5.10          Indebtedness................................................   12
5.11          Judgments, Orders and Decrees; Litigation...................   13
5.12          Income and Other Taxes......................................   13
5.13          Questionable Payments.......................................   14
5.14          Employee Benefit Matters....................................   15
5.15          No Undisclosed Liabilities..................................   15
5.16          Permits, Licenses, Etc......................................   15
5.17          Regulatory Filings..........................................   16
5.18          Consents....................................................   16
5.19          Material Contracts; No Defaults.............................   16
5.20          Absence of Certain Changes..................................   18
5.21          Employees and Labor Matters.................................   19

5.22          Affiliations................................................   19
5.23          Environmental Compliance....................................   20
5.24          Disclosure..................................................   22

ARTICLE VI    REPRESENTATIONS AND WARRANTIES CONCERNING
              MORTGAGE LOANS AND SERVICING RIGHTS.........................   22
6.1           Mortgage Loans as Described.................................   22
6.2           Ownership...................................................   23
6.3           No Untrue Information and Servicing Agreements..............   23
6.4           No Inquiries................................................   23
6.5           Agency Requirements.........................................   23
6.6           Compliance with Insurance Contracts.........................   24
6.7           No Outstanding Charges......................................   24
6.8           Mortgage Terms Unmodified...................................   24
6.9           No Recourse.................................................   25
6.10          Hazard Insurance............................................   25
6.11          Coinsurance Claims..........................................   25
6.12          Compliance with Applicable Laws.............................   26
6.13          Pools.......................................................   26
6.14          Limitations on Mortgage Loan Characteristics................   26
6.15          Custodial and Escrow Accounts Current.......................   26
6.16          PMI Policy..................................................   27
6.17          Title Insurance.............................................   27
6.18          No Defaults.................................................   27
6.19          Acceptable Investment.......................................   27
6.20          Collection Practices; Escrow Deposits.......................   27
6.21          Notice of Relief Requested Pursuant to the Soldiers and
              Sailors Relief Act of 1940 or Similar Laws..................   28
6.22          Tax Service Contracts.......................................   28
6.23          Approved Seller/Servicer....................................   28
6.24          Adjustable Rate Mortgage Loan Errors........................   28

ARTICLE VII   REPRESENTATIONS AND WARRANTIES OF BUYER.....................   28
7.1.          Organization and Good Standing..............................   28
7.2.          Corporate Acts and Proceedings..............................   29
7.3.          No Conflicts................................................   29
7.4.          Shares of VMN Common Stock..................................   29
7.5.          Securities Laws.............................................   29
7.6.          Capital Stock...............................................   29
7.7.          Disclosure..................................................   30
7.8.          Investment Intent...........................................   30

ARTICLE VIII  COVENANTS OF STOCKHOLDER AND THE COMPANY....................   30
8.1.          Access......................................................   30
8.2.          Obtaining Approvals.........................................   31
8.3.          Permits.....................................................   31
8.4.          Insurance...................................................   31
8.5.          Supplements to Schedules....................................   32
8.6.          New Transactions............................................   32
8.7           Payment of Liabilities and Waiver of Claims.................   32

8.8           Financial Statements Pending Closing;
              Cooperation With Offering...................................   32
8.9           Best Efforts................................................   33
8.10          Due Care in Servicing; Examination of Records...............   33
8.11          Agency Consent..............................................   33
8.12          Mortgage Insurance Consents.................................   33

ARTICLE IX    COVENANTS OF BUYER..........................................   34
9.1           Compliance with Legal Requirements..........................   34
9.2           Obtaining Approvals.........................................   34
9.3           Best Efforts................................................   34

ARTICLE X     CONDUCT OF THE COMPANY'S BUSINESS PENDING CLOSING...........   35
10.1          Organization; Qualification.................................   35
10.2          Ordinary Course.............................................   35
10.3          Dividends; Capital Stock....................................   35
10.4          Accounting..................................................   36
10.5          Indebtedness................................................   36
10.6          Compliance with Legal Requirements..........................   36
10.7          Competing Offers; Merge or Liquidate........................   36
10.8          Disposition of Assets.......................................   36
10.9          Executive Compensation......................................   37
10.10         Employee Benefit Arrangements...............................   37
10.11         Claims; Discharge; Litigation...............................   37
10.12         Modification or Breach of Agreements; New Agreements........   37
10.13         Inconsistent Action.........................................   37

ARTICLE XI    CONDITIONS PRECEDENT TO CLOSING.............................   38
11.1          Conditions of Buyer.........................................   38
11.2          Conditions of Stockholder...................................   41

ARTICLE XII   OTHER AGREEMENTS............................................   42
12.1          Registration and Disposition of VMN Common Stock............   42
12.2          Pledge and Security Agreement...............................   42
12.3          Lock-up Agreement...........................................   43
12.4          Press Releases; Public Announcements........................   43

ARTICLE XIII  TERMINATION, AMENDMENT AND WAIVER...........................   43
13.1          Termination.................................................   43
13.2          Effect......................................................   44
13.3          Amendment...................................................   44
13.4          Waiver......................................................   44

ARTICLE XIV   GENERAL PROVISIONS; INDEMNIFICATION; ESCROW.................   45
14.1          Survival of Representations and Warranties..................   45
14.2          Indemnification.............................................   45
14.3          Indemnification Escrow......................................   48
14.4          Complete Agreement..........................................   48
14.5          Expenses....................................................   49

14.6          Fees........................................................   49
14.7          Further Action..............................................   49
14.8          Notices.....................................................   49
14.9          Limited Assignment..........................................   50
14.10         Governing Law...............................................   50
14.11         Partial Invalidity..........................................   51

              FIRST AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


          THIS FIRST AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 6, 1997 by and among Virtual Mortgage Network, Inc., a Nevada corporation ("Buyer"), Sutter Mortgage Corporation, a California corporation (the "Company"), and Arthur H. Sutter, an individual and the sole stockholder of the Company ("Stockholder"), and evidences that, for and in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

          1.1   Sale and Delivery.  On the terms and subject to the conditions
                -----------------
set forth in this Agreement, Stockholder agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Stockholder, on and as of the Closing Date (as defined in Section 3.1 hereof) for the Total Purchase Price described in Section 1.2 hereof, all of the outstanding shares (692,000 shares) of Common Stock, par value $.4259 per share, of the Company ("Company Common Stock"). The shares of Company Common Stock to be sold and purchased pursuant to this Agreement are sometimes collectively referred to herein as the "Shares" and Buyer's purchase of the Shares is sometimes referred to herein as the "Acquisition."

          1.2   Purchase Price.  The aggregate consideration to be paid by Buyer
                --------------
to Stockholder pursuant to this Agreement (the "Total Purchase Price") shall consist of:

          (a) The number of whole shares of Common Stock, par value $.001 per share, of Buyer which has a value (based upon the per share price to the public of Buyer's Common Stock as set forth in the final prospectus (the "Closing Fair Market Value") of Buyer used in connection with the initial public offering (the "Offering") of Buyer's Common Stock) most closely approximating $971,152 (the "Target Value of the VMN Common Stock") subject to downward adjustment in accordance with Section 1.3(b) (the "VMN Common Stock") (which shares shall be subject to the provisions of Section 12.3 hereof); and

          (b) An aggregate cash payment to Stockholder of $4 million, subject to downward adjustment in accordance with Sections 1.3 and 2.2 hereof (the "Cash Payment"), $2.5 million of such Cash Payment (subject to downward adjustment in accordance with Sections 1.3 and 2.2 hereof) shall be due and payable at the closing of the Acquisition (the "Closing") which is expected to occur substantially concurrent with the closing of the Offering and $1.5 million of such Cash Payment shall be pledged as collateral pursuant to Sections 12.2, 14.1, 14.2 and 14.3 hereof.

          1.3   Certain Other Payments.
                ----------------------

          (a) Upon the delivery of the disclosure schedules of the Company and Stockholder contemplated by Articles V and VI of this Agreement (the "Disclosure Schedules Delivery Date"), Buyer shall make a payment in the amount of $100,000 to the Company to defray certain of the Company's costs relating to the Acquisition. This payment shall be non-refundable except in the case of fraud perpetrated on Buyer by the Company or Stockholder, in which case the $100,000 shall be refunded promptly by the Company to Buyer. Buyer also shall pay to Stockholder a $50,000 deposit upon the Disclosure Schedules Delivery Date. If the Acquisition closes, the $50,000 deposit will reduce the amount of the Cash Payment due at Closing on a dollar-for-dollar basis. If the Acquisition does not close for any reason not attributable to the Company or Stockholder, the $50,000 deposit shall be non-refundable, except as set forth below. If the Acquisition fails to close for any reason attributable to the Company or Stockholder, Stockholder shall refund promptly the $50,000 deposit to Buyer.
The $50,000 deposit also shall be refunded promptly upon any termination of this Agreement by Buyer pursuant to Section 13.1(e). If the Acquisition does not close for any reason attributable to Buyer (other than a termination pursuant to Section 13.1(e)), Buyer shall pay to Stockholder within five business days of the termination of this Agreement a break-up fee equal to $50,000 (the "Break-up Fee"), and the receipt of the Break-up Fee shall be the Company's and Stockholder's sole remedy under any legal theory whatsoever against Buyer and its officers, directors, employees, advisors, agents and other representatives in connection with this Agreement or otherwise.

          (b) The Company, Stockholder and Buyer hereby agree that (i) pending the Closing of the Acquisition, it is anticipated that the Company may have negative cash flow from its operations and be in need of additional working capital and (ii) on August 1, 1997 and on the first day of each month thereafter until the Closing Date or the termination of this Agreement, the Company and Buyer shall confer as to the cash and working capital positions of the Company and, to the extent the Company deems it reasonably necessary to the working capital position of the Company and to fund any negative cash flow from the operations of the Company, Buyer shall pay to the Company up to $50,000 within two business days of receipt of the Company's written request for any such payment. Any and all such payments shall be nonrefundable except in the case of fraud perpetrated on Buyer by the Company or Stockholder and shall not be applied to reduce the Cash Payment due at Closing. In addition, the Company, Stockholder and Buyer agree that (i) a decrease in the Stand-Alone Book Value of the Company at May 31, 1997 (as defined in

Section 2.2 of this Agreement) at the time of Closing as a result of operating losses of the Company shall not be deemed to constitute a "material and adverse effect" on the Company for purposes of Section 11.1(l) or Section 5.20(viii) of this Agreement and (ii) any decrease in the Stand-Alone Book Value of the Company at May 31, 1997 in excess of $200,000 at the time of Closing shall result in a reduction in the Target Value of the VMN Common Stock on a dollar-for-dollar basis to the extent of such excess, resulting in fewer shares of VMN Common Stock being issued to Stockholder at Closing. Upon any reduction in the Target Value of the VMN Common Stock to $0, any additional excess amounts shall be applied to reduce the Cash Payment due at Closing on a dollar-for-dollar basis.


                                   ARTICLE II

                          STRUCTURE OF THE TRANSACTION

          2.1   Company to be a Wholly-Owned Subsidiary of Buyer.  Buyer and
                ------------------------------------------------
Stockholder intend for the Company to become a wholly-owned subsidiary of Buyer, and on a post-Closing basis to maintain ownership of all of its licenses, permits and other regulatory clearances and filings.

          2.2   Divestiture by Company of Certain Business Before Closing.
                ---------------------------------------------------------
Buyer and Stockholder agree that the Acquisition pursuant to this Agreement shall not include (i) the commercial loan business now being conducted by the Company (the "Commercial Loan Business"), nor (ii) the stock, assets, or business operations of Better Homes Realty, Inc. ("Better Homes"), Sutter Financial Corporation ("Sutter Financial"), or Western States Servicing Corporation ("Western States Servicing" and together with the Commercial Loan Business, Better Homes and Sutter Financial, the "Divested Businesses"). At or prior to the Closing, the Company shall either sell to a third party or transfer to Stockholder the Divested Businesses; provided, however, that if such transfer causes a decline in the book value of the Company in an amount greater than the net investment in such assets currently recorded on the Company's financial statements as of May 31, 1997 (such book value minus the net investment in such assets being the "Stand-Alone Book Value of the Company at May 31, 1997"), then the amount of the Cash Payment shall be reduced by the amount of such excess on a dollar-for-dollar basis. The offer, sale or transfer of the Divested Businesses shall not be deemed to be a violation of Sections 5.5, 5.20, 8.6, 10.2, 10.7, 10.8 or 10.12 hereof. In connection with the disposition of the Divested Businesses, all intercompany transactions and accounts between the Company and such businesses shall be eliminated on or prior to the Closing Date.

                                 ARTICLE III

                                CLOSING MATTERS

          3.1   Closing.  The Closing of the purchase and sale of the Shares and
                -------
the consummation of the other transactions contemplated by this Agreement shall occur on the later of (i) the closing of the Offering or (ii) the date all conditions precedent to the Closing shall be fulfilled or waived, in either case, at 10:00 a.m., California time, at the offices of O'Melveny & Myers LLP in Newport Beach, California, or at such other hour or place or on such other date as shall be agreed upon among Stockholder, the Company and Buyer the actual date being herein generally referred to as the "Closing Date." If the Closing fails to occur by October 31, 1997, or by such later date to which the Closing may be extended as provided above, Buyer shall have until December 31, 1997 to close the Acquisition by effecting a private placement of its securities in lieu of the Offering, and if the Closing has not occurred by the end of such time, this Agreement shall automatically terminate, and except as expressly provided herein, neither Stockholder, the Company nor Buyer shall have any further obligations hereunder. If the Offering does not occur, the Total Purchase Price shall be paid in cash and Stockholder shall pledge $1.5 million of such cash as security for its obligations under Sections 12.2, 14.2 and 14.3 of this Agreement.

          3.2   Deliveries by Stockholder.  At the Closing, Stockholder shall
                -------------------------
deliver or cause to be delivered to Buyer the following instruments, in form and substance reasonably satisfactory to Buyer and Buyer's counsel, against delivery of the items specified in Section 3.3:

               (i) Certificates representing the Shares, duly endorsed in blank or having affixed thereto stock powers executed in blank, and in proper form for transfer, with all requisite stock transfer stamps, if any, affixed to such certificates;

               (ii) The closing certificates referred to in Sections 11.1(e),
     (f) and (g);

               (iii) The Sutter Noncompetition Agreement and the Morck Employment Agreement referred to in Section 11.1(h) executed by Stockholder and Ronald Morck ("Morck"), respectively;

               (iv) Any governmental or other third party approvals, permits, authorizations, consents or notices required to be obtained before consummation of the Acquisition;

               (v) The written resignations of such officers and directors of the Company as may be requested by Buyer; and

               (vi) The Pledge and Security Agreement referred to in Section
     12.2 together with $1.5 million in cash.

          3.3   Deliveries by Buyer.  At the Closing, Buyer shall deliver to
                -------------------
Stockholder the following instruments, in form and substance reasonably satisfactory to Stockholder, and Stockholder's counsel, against delivery of the items specified in Section 3.2:

               (i) The Total Purchase Price, as adjusted in accordance with the provisions hereof;

               (ii) The Certificate of Chief Executive Officer of Buyer referred to in Section 11.2(e); and

               (iii) Any governmental approvals, permits, authorizations or notices required to be obtained before consummation of the Acquisition.

          3.4   Simultaneous Delivery.  All acts with respect to the Closing
                ---------------------
shall be considered as having taken place simultaneously, and no delivery or payment shall be considered as having been made until all deliveries, payments and Closing transactions have been accomplished.

          3.5   Delivery of Closing Documents.  Each party shall cooperate with
                -----------------------------
the other to the fullest extent possible in exchanging instruments and documents required to be delivered at or before the Closing, or drafts thereof, in sufficient time in advance of the Closing to provide to the other party a reasonable opportunity to examine such documents or drafts thereof.

          3.6   No Equitable Conversion.  Before the Closing, neither the
                -----------------------
execution of this Agreement nor the performance of any provision contained herein shall cause Buyer to become liable for (i) the operations of the Company or the business of the Company; (ii) the condition of the Company's assets;
(iii) the cost of any labor or materials furnished to any such property; (iv) compliance with any laws, requirements, or regulations of, or taxes, or assessments or other charges now or hereafter due to, any governmental authority; or (v) for any other charges or expenses whatsoever pertaining to the conduct of the Company's business or the ownership, title, possession, use or occupancy of the property of the Company.

                                 ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING STOCKHOLDER

          Stockholder hereby represents and warrants to Buyer that:

          4.1   Ownership of Shares.  Stockholder owns of record and
                -------------------
beneficially the Shares, and has, and immediately before the Closing will have, good and valid title to the Shares free and clear of all liens, trusts (constructive and other), encumbrances, equities and claims other than the agreements and commitments contained herein or contemplated hereby.

          4.2   Delivery of Good Title.  All consents, approvals, authorizations
                ----------------------
and orders necessary for the sale and delivery of the Shares to be sold by Stockholder hereunder have been obtained, and Stockholder has, and immediately before the Closing will have, full right, power, authority and capacity to sell, assign, transfer and deliver the Shares pursuant to this Agreement. Upon delivery of the Shares by Stockholder hereunder and payment of the consideration therefor pursuant to this Agreement, good and valid title to the Shares, free and clear of all liens, trusts (constructive and other), encumbrances, equities and claims, will pass to Buyer.

          4.3   Execution and Delivery.  All consents, approvals, authorizations
                ----------------------
and orders necessary for the execution and delivery by Stockholder of this Agreement have been obtained, and Stockholder has full right, power, authority and capacity to enter into and perform fully under this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.

          4.4   No Conflicts.  The execution, delivery and performance of this
                ------------
Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement or other agreement or instrument to which Stockholder is a party or by which Stockholder or the Shares are bound, or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over Stockholder or the property of Stockholder nor will such action result in the creation or imposition of any lien, encumbrance, claim or charge upon the Shares.

          4.5  Investment Intent.  Stockholder has such knowledge and experience
               -----------------
in financial and business matters as to be capable of evaluating the risks and merits of his investment in the VMN Common Stock. Stockholder hereby acknowledges that the VMN Common Stock may not be resold by him except pursuant to a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration thereunder, and in compliance with all other securities laws. Stockholder is acquiring the shares of VMN Common Stock for investment purposes only, for his own account and not as a nominee or agent for any other person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

          4.6   Securities Law Compliance.  Based in part upon the
                -------------------------
representations and warranties of Buyer contained in Section 7.8 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Company Common Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Company Common Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

          Stockholder and the Company hereby jointly and severally represent and warrant to Buyer that:

          5.1   Organization and Good Standing.  The Company has been duly
                ------------------------------
organized and is existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 5.1 hereto, such jurisdictions comprising all jurisdictions in which the Company owns or leases property or conducts any business so as to require such qualification. Other than Better Homes, Sutter Financial and Western States Servicing, the Company does not own or control, or have any other equity investment in, directly or indirectly, any corporation, joint venture, partnership, association or other entity.

          5.2  No Conflicts.  Except as set forth on Schedule 5.2, the
               ------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over the Company or any of its property, nor will such action result in the creation or imposition of any lien, encumbrance, claim or charge upon any property or asset of the Company or otherwise adversely affect the contractual or other legal rights, licenses, permits, approvals or other privileges of the Company.

          5.3   Capitalization.  The authorized capital stock of the Company
                --------------
consists of 1,500,000 shares of Company Common Stock (the "Capital Stock"). There are a total of 692,000 shares of Company Common Stock issued and outstanding. No shares of Capital Stock other than the Shares are issued and outstanding, and the Shares have been duly authorized and validly issued and are outstanding and are fully paid and nonassessable. There are no existing options, warrants, rights, calls or commitments of any character relating to the shares of Capital Stock and there are no outstanding securities or other instruments convertible into or exchangeable for shares of Capital Stock and no commitments to issue any securities or instruments whatsoever. All Shares have been offered, issued and sold in compliance with applicable law.

          5.4   Financial Statements.
                --------------------

          (a) Schedule 5.4(a) hereto contains true and complete copies of the audited consolidated balance sheets of the Company at December 31, 1995 and December 31, 1996 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 (collectively, the "Audited Financial Statements"). The Audited Financial Statements (including the related notes thereto) present fairly the consolidated financial condition of the Company as of the dates indicated therein and the consolidated results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods covered thereby and have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Audited Financial Statements are true and correct in all material respects.

          (b) Schedule 5.4(b) hereto contains true and complete copies of the unaudited consolidated balance sheet of the Company (the "Balance Sheet") at May 31, 1997 (the "Balance Sheet Date") and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the four months ended on the Balance Sheet Date (the Balance Sheet and the related unaudited consolidated statements are sometimes referred to herein collectively as the "Interim Financial Statements"). The Interim Financial Statements present fairly the consolidated financial condition of the Company as of the Balance Sheet Date and the results of operations and changes in financial position of the Company for the four-month period then ended, have been prepared in conformity with GAAP applied on a basis consistent with that of the Audited Financial Statements and have been derived from the accounting records of the Company and represent only actual, bona fide transactions and are true and correct in all material respects.

          5.5   Title to Property: Encumbrances.
                -------------------------------

          (a) The Company has, and immediately before the Closing the Company will have, good and valid title in fee simple to all real property and all personal property reflected on the Balance Sheet as owned by the Company and all real property and personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens (as hereinafter defined) except (i) as set forth on Schedule 5.5(a) hereto, (ii) for sales and other dispositions in the usual and ordinary course of business since the Balance Sheet Date, (iii) permitted liens (as hereinafter defined) and (iv) such other ordinary and customary imperfections of title, easements, restrictions and encumbrances, if any, as do not, individually or in the aggregate, detract from the value of the property subject thereto and do not interfere with the use made and proposed to be made of such property by the Company. The term "Liens," as used in this Agreement, shall mean all liens, mortgages, security interests, pledges, deeds of trust, options or other charges and encumbrances (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof as to which the Company is the buyer or lessee, any sale of receivables with recourse against the seller or any other person except the account debtor, any filing or agreement to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute to reflect ownership by a third party of property leased to the Company under a lease that is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of any person). The term "Permitted Liens," as used in this Agreement, shall mean liens for ad valorem, real or personal property taxes or assessments accrued since the Balance Sheet Date not at the time due and liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, accrued since the Balance Sheet Date if the obligations secured by such liens are not then delinquent.

          (b) Schedule 5.5(b) hereto contains a true and complete list and legal description of each parcel of real property owned by the Company. Stockholder shall furnish to Buyer on or before the Closing true and complete copies of all deeds, other instruments of title and policies of title insurance indicating and describing the Company's ownership of such real property. Schedule 5.5(b) also contains a list of all tangible personal property having a cost or fair market value in excess of Two Thousand Dollars ($2,000) owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

          (c) All leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, and in all material respects subsisting and effective in accordance with their respective terms, and there is not, under any real property lease, license or material personal property lease, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). Schedule 5.5(c) hereto contains a list of all real property leases, licenses and material personal property leases under which the Company is the lessee or licensee together with the location and nature of each of the leased or licensed properties (including a legal description of all real property leased by the Company), the termination date of each such lease or license, the name of the lessor or licenser and any rental and other payments made or required to be made. True and complete copies of all real property leases, licenses and material personal property leases listed on Schedule 5.5(c) shall be delivered to Buyer on or before the Closing. Except as specifically identified in Schedule 5.5(c), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement.

          (d) The Company is not in violation of, or default under, any law, ordinance, order, regulation, authorization, permit or certificate pertaining to its owned or leased properties that remains uncured or that has not been dismissed. All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear, and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The real property and personal property described in Sections 5.5(a) and 5.5(b) hereto and the real property and personal property held by the Company pursuant to the leases and licenses described in Schedule 5.5(c) hereto comprise all of the real property and personal property (other than personal property held by the Company pursuant to personal property leases that are not material personal property leases) used in the conduct of the Company's business.

          5.6   Accounts Receivable.  Schedule 5.6 hereto contains a true and
                -------------------
complete list of the Company's accounts receivable as of May 31, 1997.

          5.7   Corporate Acts and Proceedings.  This Agreement has been duly
                ------------------------------
authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. All corporate action necessary on the part of the Company, Better Homes, Sutter Financial and Western States Servicing for the consummation of the matters described herein has been taken by such parties, or will be taken by such parties on or before the Closing Date.

          5.8   Trademarks, Patents, Etc.  Except as set forth on Schedule 5.8
                ------------------------
hereto, the Company does not have any right or license to any letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of licenses or rights to the Company with respect to the foregoing.

          5.9   Banking and Insurance.  Schedule 5.9(a) hereto contains a true
                ---------------------
and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein. Schedule 5.9(b) hereto contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement a general description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusions and the premiums paid and to be paid before expiration. The insurance policies, bonds and arrangements described on Schedule 5.9(b) provide such coverage against such risk of loss and in such amounts as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the knowledge of Stockholder, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or Stockholder.

          5.10  Indebtedness.  The Company has no liability or obligation for
                ------------
Indebtedness (as hereinafter defined) other than as set forth on Schedule 5.10 hereto and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Buyer heretofore. The aggregate amount of Indebtedness as of the date of this Agreement is set forth on Schedule 5.10 hereto. Except as described in Schedule 5.10, no event or condition has occurred that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance by the Company, or, to the knowledge of Stockholder, any other person under any instrument or document relating to or evidencing Indebtedness that would entitle any person to require the Company to pay any portion of the principal amount of such Indebtedness before the scheduled maturity thereof. Except as set forth in
Schedule 5.10, no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any person to or as a result of the consummation of the transactions contemplated by this Agreement.

          The term "Indebtedness," as used in this Agreement, shall mean (i) any liability of the Company created or assumed by the Company (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the ordinary course of the Company's business), including securities and indebtedness, (C) in respect of letters of credit issued for the Company's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which the Company is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal by the Company or in effect guaranteed by the Company through a contingent agreement to purchase or pay the related indebtedness; (iii) all liabilities or obligations secured by a Lien upon property owned by the Company and upon which liabilities or obligations the Company customarily pays interest or principal, although the Company has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include any liability for compensation of Company employees or for inventory or similar property acquired and consumed in the ordinary course of the Company's business or for services.

          5.11  Judgments, Orders and Decrees; Litigation.  Neither the Company
                -----------------------------------------
nor, to the best knowledge of the Company, the officers or directors of the Company is subject to any outstanding judgment, order, writ, injunction, decree, stipulation, determination of award of, or agreement with, any court, governmental body or agency or instrumentality thereof or any arbitrator limiting, restricting or adversely affecting the conduct, condition, operating results or prospects of the Company's business or the ability of such officers or directors to perform diligently their duties to the Company, other than as described in Schedule 5.11 hereto, and, other than as described in Schedule 5.11, no proceeding is pending or threatened by or before any court, governmental body or agency or instrumentality thereof or any arbitrator, nor is there any basis for the institution of any proceeding that could lead to any such judgment, order, writ, injunction, decree, stipulation, determination, award or agreement.

          5.12  Income and Other Taxes.
                ----------------------

          (a) Except as set forth in Schedule 5.12, the Company has (i) properly completed and filed when due (taking extensions into account) with the appropriate federal, state, local, foreign and other governmental agencies all tax returns, declarations, estimates, reports, statements, and other documents (collectively "Returns" and each a "Return") required to be filed by it with respect to Taxes (as hereinafter defined), and (ii) paid when due and payable any required federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees, and charges of any nature whatsoever including, without limitation, unemployment and social security taxes, interest, penalties, and additions to tax with respect thereto ("Taxes") or has accrued or otherwise adequately reserved in accordance with GAAP for the payment of all Taxes. Complete and accurate copies of all such Returns have been made available to Buyer.

          (b) There are no Taxes, assessed or asserted in writing in respect of any Returns filed by the Company or claimed in writing to be due by the Internal Revenue Service (the "IRS") or any other tax authority (whether foreign or domestic) (collectively "Tax Authorities" and each a "Tax Authority"), that are not accrued or adequately reserved for in accordance with GAAP. No Return of the Company is currently being audited by any Tax Authority, and the Company has not executed or filed with any

Tax Authority any agreement, waiver or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect. All final adjustments made by the IRS with respect to any federal Return of the Company have been reported to the relevant Tax Authorities to the extent required by law. No request for any extension, ruling or determination letter filed by the Company is pending with any Tax Authority.

          (c) The Company has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by it. No property of the Company is property that the Company is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is tax-exempt use property, within the meaning of Section 168(h)(1) of the Code. The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in the accounting method initiated by the Company, and the Company has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

          (d) The Company has not made any material payments, nor is it obligated to make any material payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any material payments that would constitute an "excess parachute payment" or would otherwise not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Except as set forth on Schedule 5.12(d), the Company is not a party to any tax allocation or sharing agreement.

          5.13  Questionable Payments.  Neither the Company nor any director,
                ---------------------
officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to government officials or employees from corporate funds, established or maintained any unlawful or unrecorded fund of corporate monies or other assets, made any false or fictitious entries on the books of account of the Company, made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or made any other payment, favor or gift not fully deductible for federal income tax purposes.

          5.14  Employee Benefit Matters.  Except as set forth in Schedule 5.14,
                ------------------------
the Company does not have any employee welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently maintained by the Company or any corporation or other trade or business under common control (within the meaning of Section 414 of the Code) with the Company (an "affiliate") or to which the Company or any affiliate contributes or is required to contribute. The Company does not maintain any employee pension benefit plan (as defined in Section 3(2) of ERISA) to which the Company or any affiliate contributes or is required to contribute.

          5.15  No Undisclosed Liabilities.  Except (i) to the extent set forth
                --------------------------
or provided for in the Balance Sheet or the notes thereto, (ii) as set forth on
Schedule 5.15 hereto, (iii) for current liabilities incurred since the Balance Sheet Date in the usual and ordinary course of business not in excess of Five Thousand Dollars ($5,000), or (iv) for liabilities and commitments arising in the ordinary course (and not as a result of a breach or similar failure on the part of the Company) pursuant to existing contracts or other agreements as disclosed to Buyer in accordance with Section 5.19 hereof or pursuant to regulatory filings to be made, or other regulatory obligations to be satisfied, in the ordinary course of business, as of the date hereof, the Company has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including taxes with respect to or based upon the transactions or events occurring at or before the Closing.

          5.16  Permits, Licenses, Etc.  The Company possesses, and is operating
                ----------------------
in material compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of governmental bodies, agencies and instrumentalities thereof necessary to conduct its business as currently conducted and as proposed to be conducted and for which the failure to obtain, individually or in the aggregate, would be adverse to the business or financial condition, profitability, prospects or operations of the Company (collectively, the "Permits"). Schedule 5.16 contains a true and complete list of all Permits. Each Permit has been lawfully and validly issued, and no proceeding is pending or threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit. Except as set forth in Schedule 5.16, no Permit requires the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

          5.17  Regulatory Filings.  The Company has made all required
                ------------------
registrations and filings with and submissions to federal, state and local regulatory authorities relating to the operations of the Company as currently conducted and as proposed to be conducted and for which the failure to obtain, individually or in the aggregate, would be adverse to the business or financial condition, profitability, prospects or operations of the Company, including, without limitation, any such regulatory authorities having jurisdiction over any matters pertaining to conservation or protection of the environment or the use, handling or disposal of toxic or hazardous substances. All such registrations, filings and submissions were in material compliance with applicable law when filed, no material deficiencies have been asserted by any such authority with respect to such registrations, filings or submissions and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission. There is no environmental litigation or other proceedings pending or threatened by any governmental body or agency or instrumentality thereof with respect to the Company's business or operations.

          5.18  Consents.  All consents, authorizations and approvals of any
                --------
court, governmental body or agency or instrumentality thereof or any arbitrator or any other person to, or as a result of the consummation of the transactions contemplated by, this Agreement that are necessary in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, an adverse effect on the business or financial condition, prospects or operations of the Company, have been obtained by the Company, except as described in Schedule 5.18 hereto. All consents, authorizations and approvals described in Schedule 5.18 will be obtained before the Closing.

          5.19  Material Contracts; No Defaults.
                -------------------------------

          (a) Schedule 5.19(a) hereto contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of Five Thousand Dollars ($5,000) in the aggregate from any single party. All outstanding purchase orders and purchase commitments of the Company have been incurred in the usual and ordinary course of business of the Company, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price. The Company is not a party to any outstanding sales, sales agency, sales representative or similar contract or agreement.

          (b) Neither Stockholder, the Company nor any of its officers, directors or key employees is obligated under any non-competition agreement or covenant. The Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world, and no such officer, director, key employee or Stockholder is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his or its ability to perform diligently his or its duties to the Company. There are no non-competition agreements or covenants in favor of the Company.

          (c) Schedule 5.19(c) hereto contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, key employee or affiliate of the Company or with any associate, affiliate, or key employee of any affiliate of the Company, other than those disclosed in Schedule 5.21(a) hereto, in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment shall be delivered to Buyer before the Closing.

          (d) Schedule 5.19(d) hereto contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been previously delivered to Buyer. For the purposes of this paragraph 5.19(d), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than thirty (30) days from the date hereof, (ii) involves payments or receipts by the Company in excess of Fifteen Thousand Dollars ($15,000) or (iii) otherwise materially affects the condition (financial or other), properties, or business of the Company.

          (e) Except as described in Schedule 5.19(e) hereto, no event or condition has occurred or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance by the Company or, to the knowledge of Stockholder, any other person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this Section 5.19, or described or otherwise disclosed pursuant to this Agreement, the delay or nonperformance of which may have an adverse effect on the business or financial condition, properties, profitability, prospects or operations of the Company. Except as set forth on Schedule 5.19(e), no person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay or nonperformance thereunder, the delay or nonperformance of which, or a default under which, has had or may have an adverse effect on the business or financial condition, properties, profitability, prospects or operations of the Company.

          5.20  Absence of Certain Changes.  Since the Balance Sheet Date as to
                --------------------------
clauses (i), (ii), (iii) and (iv) and since December 31, 1996 as to clauses (v) through (xv), except as disclosed in Schedule 5.20 hereto, the Company has not:
(i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the usual and ordinary course of business; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the usual and ordinary course of business; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business; (v) cancelled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value;
(vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting its business or financial condition, profitability, properties, prospects or operations; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the usual and ordinary course of business; (viii) suffered or experienced any adverse change in, or event or condition adversely affecting, its condition (financial or other), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of business that are not, individually or in the aggregate, materially adverse to it; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the ordinary course of business, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to any agreement disclosed on Schedule 5.21 hereto or other than in the usual and ordinary course of business, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (xiii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) changed or suffered change in any benefit plan or labor agreement affecting any employee otherwise than to conform to legal requirements; or (xv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

          5.21  Employees and Labor Matters.  Schedule 5.21 hereto contains a
                ---------------------------
true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of Company property and related matters of the Company with any current or former Company officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Buyer before the Closing. The Company is not obligated under or by any labor, collective bargaining, union or similar agreements. Except for the employment agreements listed on Schedule 5.21 hereto and subject to the doctrine of wrongful termination, Buyer will have no responsibility for continuing any person in the employ of the Company from and after the Closing. There is not occurring or threatened any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or its respective premises or products. No union or other labor organization has attempted or is attempting to organize any of the employees of the Company. The Company has complied in all material respects with all laws relating to employment and labor, and, to the knowledge of Stockholder, no facts or circumstances exist that could provide a basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

          5.22  Affiliations.  Neither Stockholder nor any officer, director or
                ------------
key employee of the Company or any associate or affiliate of the Company or any of such persons has, directly or indirectly, (i) an interest in any corporation, partnership or other entity or person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes, or proposes to purchase from or sell or furnish, to the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any assets of the Company are bound, other than as described on Schedule 5.22 hereto.

          5.23  Environmental Compliance.
                ------------------------

                (a) For purposes of this Agreement the following terms shall have the meanings set forth below:

               (i) "Premises" means any property or facility the Company owns,
                    --------
     operates, or leases;

               (ii) "Hazardous Substances" means, at any time, any substance,
                     --------------------
     material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any state or local governmental authority or the United States, due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (1) defined as a "hazardous," "extremely hazardous" or "restricted hazardous," waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (2) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (3) asbestos or asbestos containing material; (4) polychlorinated biphenyls; (5) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S)1251 et. seq.
                                                                       --  ---
     (33 U.S.C. (S)1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (S)1317); (6) defined as a Hazardous Waste, pursuant to
     Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.
     (S)6901 et. seq. (42 U.S.C. (S)6903); or (7) defined as a "hazardous
             --  ---
     substance," pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et. seq.
                                                                  --  ---
     ("CERCLA") (42 U.S.C. (S)9601);

               (iii)  "Hazardous Materials Law" means any national, state, or
                       -----------------------
     local statute, ordinance, order, rule or regulation of any type relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water, or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in subparagraph (ii) above, and the Occupational Health and Safety Act (29 U.S.C. (S)651 et. seq.); and
                   --  ---

               (iv) "Loss" means any and all of the following, whether the
                     ----
     result of any action of any governmental agency or a third party: liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Material Laws; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, costs and capital expenditures required for compliance with Hazardous Materials Laws.

                (b) Except as set forth in Schedule 5.23 hereto:

               (i) The Company has obtained, and is in full compliance with, all permits, licenses or other authorizations which are required under any Hazardous Materials Laws for the operations of the Company;

               (ii) To the best knowledge of Stockholder, there are no past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance with, Hazardous Materials Laws, or which may give rise to any Loss based on or related to Hazardous Materials Laws;

               (iii) Neither the Company nor the Stockholder has entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of the Premises, relating in any way to violation of Hazardous Materials Laws, or to the presence, release, threat of release, disposal, placement on, under or about any of the Premises of Hazardous Substances;

               (iv) Neither the Company nor Stockholder has discovered or caused, and to the best of their knowledge, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, or on property formerly owned, operated or leased by the Company;

               (v) Neither the Company nor Stockholder has discovered, and to their best knowledge, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability, or use under any Hazardous Materials Laws;

               (vi) The Company has not manufactured, stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was in compliance with Hazardous Materials Laws;

               (vii) No underground storage tanks or surface impoundments are now or ever have been, located on the Premises; and

               (viii) No lien in favor of any governmental authority for
     (1) any liability under federal, territorial or state environmental laws or regulations, or (2) damage arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, has ever been filed or attached to the Premises.

          5.24  Disclosure.  No representation or warranty of Stockholder or the
                ----------
Company in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                 CONCERNING MORTGAGE LOANS AND SERVICING RIGHTS

          Stockholder and the Company hereby jointly and severally represent and warrant to Buyer with respect to the servicing rights ("Servicing Rights") held by the Company and the underlying mortgage loans ("Mortgage Loans"), as applicable, that:

          6.1   Mortgage Loans as Described.  The information set forth in each
                ---------------------------
mortgage loan schedule ("Mortgage Loan Schedule") provided to Buyer setting forth information with respect to each Mortgage Loan is complete, true and correct in all material respects. None of the agreements, including all exhibits and schedules thereto and all amendments and supplements thereof, between the Company and any of Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), Government National Mortgage Association ("GNMA"), or any third party or private investor (collectively referred to herein as "Servicing Agreements") contain any uncustomary, unusual or burdensome servicing obligations with respect to the Servicing Rights or contain provisions which vary in any material respect from published Agency (as defined below) or private investor (collectively referred to herein as "Agency") standards (the "Guides"), and no waivers with respect to any published or unpublished Agency rules, regulations, directives and instructions, including, without limitation, the applicable requirements of the Guides and the Servicing Agreements have been obtained which adversely affect the credit quality of any Mortgage Loan. Except as set forth at Schedule 6.1 hereto, all Mortgage Loans are residential mortgages. For purposes hereof, "Agency" shall refer to FNMA, FHLMC, GNMA or the private investor with whom the Company has entered into a Servicing Agreement, as applicable.

          6.2   Ownership.  The Company is the sole owner and holder of the
                ---------
Servicing Rights set forth on Schedule 6.2 hereto, and the Servicing Rights have not been assigned or pledged. The Company has good and marketable interest therein, and has full right to transfer and sell the Servicing Rights free and clear of any encumbrance, equity interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest of, or agreement with, any other party, to sell and assign the Servicing Rights.

          6.3   No Untrue Information and Servicing Agreements.  No statement,
                ----------------------------------------------
report or other document which is within the control of the Company furnished or to be furnished before the Closing Date by the Company, its accountants, officers, employees, auditors, attorneys or agents pursuant to any Agency or private investor requirement (collectively referred to herein as "Agency Requirements") contains any untrue statement of a material fact or omits to state a fact necessary to make the statements contained therein not misleading. Each of the Servicing Agreements entered into by the Company represents an executed original or is a certified true and correct copy of the original and in either case represents true, correct and complete copies of the same. Each of the Servicing Agreements is in full force and effect and has not been amended, modified or altered except as the same shall have been provided to Buyer.

          6.4   No Inquiries.  Except as set forth on Schedule 6.4, the Company
                ------------
has not been the subject of an audit by an Agency or any provider of a PMI Insurance Policy, which audit (i) was conducted within the last two years and included material allegations of failure to comply with applicable loan origination, servicing or claims procedures, or (ii) resulted in a request for repurchase of any of the Mortgage Loans or indemnification in connection with any of the Mortgage Loans.

          6.5   Agency Requirements.  The Company has performed in all material
                -------------------
respects all obligations to be performed under the Agency Requirements, and no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Agency Requirements. The Company has serviced the Mortgages and has kept and maintained complete and accurate books and records in connection therewith, all in accordance with Agency

Requirements and the Company has remitted to each Agency, as applicable, all distributions to which it is entitled under the relevant Agency Requirements. The Company's operations relating to Servicing Rights have been conducted in full compliance with all material Agency Requirements. Other than the loan repurchase obligations, notifications and settlements referenced on Schedule 6.4 to this First Amended and Restated Stock Purchase Agreement at the time of its execution, the Company will not have from such time of execution to the one year anniversary of the Closing any Mortgage Loan repurchase obligations, requests, notifications or settlements that relate to Mortgage Loans originated prior to the Closing.

          6.6   Compliance with Insurance Contracts.  The Company has complied
                -----------------------------------
with all obligations under all applicable insurance contracts, including any private mortgage insurer with respect to, and which might materially and adversely affect, the Mortgage Loans and any of the Servicing Rights. The Company has not taken any action or failed to take any action which might cause the cancellation of or otherwise materially or adversely affect any of the insurance or guaranty contracts.

          6.7   No Outstanding Charges.  The Delinquency Schedules prepared by
                ----------------------
the Company as of May 31, 1997 and delivered to Buyer are accurate in all material respects as of the date of such Delinquency Schedules. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or, subject to the Company's standard escrow practices in conformance with federal, state and local laws, an escrow of funds with respect to taxes and insurance premiums has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds (other than in accordance with "scheduled to actual" or "scheduled to scheduled" payment obligations under the applicable Agency Requirements or escrow advances), or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor under the Mortgage ("Mortgagor"), directly or indirectly, for the payment of any amount required under the Mortgage Loan (except for interest accruing from the date of the promissory note on the Mortgage ("Mortgage Note") or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month and due date of the first installment of principal and interest).

          6.8   Mortgage Terms Unmodified.  The terms of the Mortgage Note and
                -------------------------
Mortgage have not been impaired, waived, altered or modified in any respect by the Company except by a written instrument which, if necessary, has been recorded to protect the interests of each of the Agencies. The substance of any such waiver, alteration or modification has been approved by the affected Agency to the extent required by the related

Servicing Agreements and by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy. No Mortgagor has been released by the Company, in whole or in part, except in connection with an assumption agreement approved by the related Agency to the extent required by the related Servicing Agreements and by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file held by the custodian and the terms of which are reflected in the Mortgage Loan Schedule.

          6.9   No Recourse.  Except as set forth at Schedule 6.9, there are no
                -----------
provisions applicable to any Mortgage Loan in any master commitment, pool purchase contract, conversion or other Servicing Agreement, whether described as a limited repurchase requirement, limited recourse, credit support obligation, indemnification, or otherwise which would subject the Company to losses on the liquidation of a Mortgage Loan or which would entitle an Agency to demand the repurchase of a Mortgage Loan for any circumstances other than those which are permitted under (i) the "Special Servicing Option" as set forth in Part II, Chapter 2, Section 201 of the FNMA Selling Guide in the case of FNMA Pools and
(ii) the "Without Recourse" provisions set forth in Section 5306 (b) of the FHLMC Guide in the case of FHLMC Pools.

          6.10  Hazard Insurance.  Pursuant to the terms of the Mortgage, to the
                ----------------
best knowledge of Stockholder, all buildings or other improvements upon the property subject to the Mortgage ("Mortgaged Property") are insured by an insurer acceptable to the related Agency in accordance with the related Agency Requirements against loss by fire, earthquakes, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. The Company has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity or binding effect of either.

          6.11  Coinsurance Claims.  To the best knowledge of Stockholder, there
                ------------------
are no uninsured casualty losses or casualty losses where coinsurance has been (and Stockholder has no reason to believe, will be) claimed by an insurance company or where the loss, exclusive of contents, is greater than the recovery, less actual expenses incurred in such recovery from the insurance carrier. To the best knowledge of Stockholder, no casualty insurance proceeds have been used to make repairs to the property subject to the Mortgage (other than with the consent of applicable Agencies in accordance with Agency Requirements). All insurance proceeds received by the Company have been properly applied or a proper accounting has been made.

          6.12  Compliance with Applicable Laws.  Any and all requirements of
                -------------------------------
any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the servicing of the Mortgage Loans by the Company have been complied with.

          6.13  Pools.  Each Mortgage included in a pool meets all eligibility
                -----
requirements for inclusion in such pool, in accordance with all applicable Agency Requirements of eligibility for loan pooling. Except as set forth at
Schedule 6.13(a), all of the pools have been finally and properly certified or re-certified in accordance with applicable laws, regulations and Agency Requirements. No Mortgage has been bought out of a pool without all required prior written approvals of the applicable Agency. Except as set forth at
Schedule 6.13(b), the servicing files include all documents necessary in order for the appropriate custodian to recertify the pools in accordance with Agency Requirements.

          6.14  Limitations on Mortgage Loan Characteristics.  No more than five
                --------------------------------------------
percent (5%) of the Company's portfolio of Mortgage Loans contain provisions for graduated payments mortgages, shared appreciation or contingent interest features, or (except in the case of permitted buy-down loans) interest rate buy-down's wherein monthly payments are paid or partially paid with funds deposited in a separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, or any other type of interest rate subsidy or special escrow arrangement. No more than ten percent (10%) of the Company's portfolio of Mortgage Loans are temporary Buy-down Loans.

          6.15  Custodial and Escrow Accounts Current.  All custodial accounts
                -------------------------------------
and escrow accounts are maintained by the Company and have been maintained in accordance with applicable law, the terms of the Mortgage Loans and the Servicing Agreements related thereto. The escrow payments required by the Mortgages which have been paid to the Company for the account of the Mortgagor are on deposit in the appropriate escrow account. All funds received by the Company in connection with the Mortgage Loans, including, without limitation, foreclosure proceeds, fire insurance proceeds from fire losses, condemnation proceeds and principal reductions, have been deposited promptly in the appropriate Custodial Account or escrow account, and all such funds have been applied to reduce the principal balance of the Mortgage Loans in question, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by applicable law and the Servicing Agreements. As of the Closing Date, all Custodial Accounts and escrow accounts maintained by the Company shall possess all funds or other proceeds which have been paid to the Company for the account of the Mortgagor for deposit therein.

          6.16  PMI Policy.  To the extent required by each Agency, each
                ----------
Mortgage Loan is and will be insured by a mortgage insurer acceptable to the appropriate Agency as to payment defaults by a PMI Policy. All provisions of such PMI Policy have been and are being complied with in all material respects, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith.

          6.17  Title Insurance.  Each Mortgage Loan required by the investor to
                ---------------
be so covered is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to the related Agency and to prudent mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located; or (ii) an ALTA Lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to the applicable Agency, and each such title insurance policy is issued by a title insurer acceptable to the affected Agency and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. The Company has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

          6.18  No Defaults.  The Company has not waived any default, breach,
                -----------
violation or event of acceleration on any Mortgage Loans without the appropriate consent of the applicable Agency.

          6.19  Acceptable Investment.  To the best knowledge of Stockholder,
                ---------------------
there are no circumstances or conditions with respect to the Mortgage Loans, the underlying Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the related Agency to regard the Mortgage Loan or the relating Servicing Rights as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the volume or marketability of the Mortgage Loan or the related Servicing Rights.

          6.20  Collection Practices; Escrow Deposits.  The collection practices
                -------------------------------------
used with respect to the Mortgage Loans have been in accordance with the related Agency Requirements, and have been in all material respects legal and proper. With respect to escrow deposits and escrow payments, all such payments shall be in the possession of the Company by the Closing Date and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage note.

          6.21  Notice of Relief Requested Pursuant to the Soldiers and Sailors
                ---------------------------------------------------------------
Relief Act of 1940 or Similar Laws.  The Company has received notices from
----------------------------------
Mortgagors and other parties with respect to Mortgage Loans (representing less than one percent (1%) of the Company's portfolio of Mortgage Loans with respect to requests) for relief pursuant to or invoking any of the provisions of the Soldiers and Sailors Relief Act of 1940 or similar state or federal law suspending payments of amounts due under the Mortgage Loan Documents or suspending the commencement of foreclosure proceedings.

          6.22  Tax Service Contracts.  To the best knowledge of Stockholder,
                ---------------------
there is a tax service contract in place for each Mortgage Loan serviced for an Agency and with respect to which the Company maintains an escrow account with Imperial Bank.

          6.23  Approved Seller/Servicer.  At all relevant times, the Company
                ------------------------
has been and will be a FHA, VA, FNMA, GNMA and FHLMC approved mortgagee, lender and seller/servicer as applicable to the extent required to be approved and fully authorized to service the Mortgage Loans. To the best of Stockholder's knowledge, there has been no occurrence of any event that could obligate Buyer or the Company to repurchase any Mortgage Loans in accordance with Agency Requirements or cause the cancellation of the Servicing Rights or any material changes in procedures with respect to the Mortgage loans.

          6.24  Adjustable Rate Mortgage Loan Errors.  The Company has not made
                ------------------------------------
any errors relating to the adjustment of mortgage interest rates which may result in any loss, expense, claim or legal damages, and no liabilities, whether accrued, absolute, contingent or otherwise exist with respect to the Company's general administration of adjustable rate mortgage loans.


                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Stockholder that:

          7.1   Organization and Good Standing.  Buyer has been duly organized
                ------------------------------
and is existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          7.2  Corporate Acts and Proceedings.  This Agreement has been duly
               ------------------------------
authorized by all necessary corporate action on behalf of Buyer, and has been duly executed and delivered by authorized officers of Buyer and constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms. All corporate action necessary on the part of Buyer for the consummation of the matters described herein has been taken by Buyer, or will be taken by Buyer on or before the Closing Date.

          7.3   No Conflicts.  The execution, delivery and performance of this
                ------------
Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not conflict with or result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Buyer.

          7.4   Shares of VMN Common Stock.  The shares of VMN Common Stock to
                --------------------------
be issued to Stockholder hereunder have been reserved for issuance, and when issued will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as provided herein by Sections 12.4, 14.2 and 14.3.

          7.5   Securities Laws.  Based in part upon the representations and
                ---------------
warranties of Stockholder contained in Sections 4 and 5 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance or sale of the VMN Common Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification, if required, will be effected as a condition of these sales. Under the circumstances contemplated hereby, the offer, issuance and sale of the VMN Common Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

          7.6   Capital Stock.  The authorized capital stock of Buyer consists
                -------------
of 25,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date of this Agreement, there are 5,991,156 shares of VMN Common Stock and 2,400,000 shares of Series A Preferred Stock issued and outstanding. All of the outstanding shares of capital stock of Buyer were duly authorized and validly issued and are fully paid and nonassessable, except for 150,000 shares of Series A Preferred Stock which are over-subscribed. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever, except as otherwise disclosed in Schedule 7.6 hereto or as contemplated by this Agreement, under which Buyer is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company.

          7.7   Disclosure.  No representation or warranty of Buyer in this
                ----------
Agreement and no information contained in any schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.

          7.8   Investment Intent.  The Shares being acquired by Buyer hereunder
                -----------------
are being purchased for Buyer's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Buyer understands that the Shares have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and Stockholder upon this exemption is predicated in part upon this representation and warranty. Buyer further understands that the Shares may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.


                                  ARTICLE VIII

                    COVENANTS OF STOCKHOLDER AND THE COMPANY

          During the period commencing on the date hereof and continuing through the Closing Date, the Company and Stockholder jointly and severally agree (except as expressly contemplated by this Agreement or to the extent that an officer of Buyer shall otherwise request) that:

          8.1   Access.  The Company and Stockholder shall afford to Buyer and
                ------
to its accountants, counsel and other representatives reasonable access during normal business hours during the period before and on the Closing Date to the properties, books, records, officers, directors and employees of the Company and, during such period, shall furnish promptly to Buyer, without request, a copy of each report, notice and other document filed or received by, or on behalf of, the Company during such period pursuant to the requirements of applicable regulatory law and, upon request, all other information pertaining to the business, properties, operations and personnel of the Company. Buyer and Buyer's representatives shall be permitted to visit the Company during business hours and upon reasonable notice to inspect the files, tax, insurance and all accounting records and histories of the Mortgage Loans and other communications related to the Company's compliance with servicing requirements and regulations. The Company agrees to make such information available and to allow Buyer's representatives to converse with the Company's employees regarding the status of servicing of the Mortgage Loans. Buyer will hold such information in strict confidence until such time as such information otherwise becomes publicly available through no action of Buyer, and, if this Agreement is terminated in accordance with Section 13.1 hereof, Buyer will return to Stockholder and the Company all documents, work papers and other materials obtained from Stockholder or the Company, whether so obtained before or after the execution hereof, and will use its best efforts to have information so obtained kept confidential. Buyer and Buyer's representatives shall be permitted to visit the premises of all custodian(s) during business hours and with reasonable notice and review documentation related to the Mortgages. The Company agrees to make necessary arrangements for Buyer to review said documents and converse with such custodian's staff. The Company and Stockholder shall also afford comparable access to the same persons and information to all financial institutions (including, without limitation, banks, finance companies, underwriters and their counsel and other sources of debt or equity financing) that are prospective sources of financing to Buyer for the purchase of the Shares.

          8.2   Obtaining Approvals.  Stockholder hereby represents that he has
                -------------------
approved the Agreement and the consummation of the transactions contemplated hereby in his capacity as the sole Stockholder of the Company. Stockholder and the Company agree that they shall use their best efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any governmental body or agency or instrumentality thereof required to be obtained or made by Stockholder or the Company or by any of their affiliates (or by Buyer or by any of its affiliates) in connection with the transactions contemplated by this Agreement, and shall obtain before the Closing each consent to, and authorization or approval of any other person to, the consummation of the transactions contemplated hereby that are required or that have been disclosed in Schedules 5.5(c), 5.10, 5.16 and/or 5.18 hereto.

          8.3   Permits.  Stockholder shall cause the Company to maintain, and
                -------
the Company shall maintain, its good standing and to continue to comply with all Permits.

          8.4   Insurance.  Stockholder shall cause the Company to maintain, and
                ---------
the Company shall maintain, in force each insurance policy or bond and self insurance arrangement described in Schedule 5.9(b) hereto or to obtain and maintain insurance having the same risk of loss and coverage, dollar limitations of coverage, deductible features and principal exclusions as those policies, bonds or arrangements that, through no action by the Company or by Stockholder, is cancelled or otherwise becomes nonrenewable before the Closing.

          8.5   Supplements to Schedules.  Stockholder shall deliver to Buyer
                ------------------------
before the Closing a written statement disclosing any untrue statement of a material fact in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not relieve Stockholder of its liability to Buyer in respect of any loss, expense, claim or legal damages arising from any original untrue or misleading statement.

          8.6   New Transactions.  Before the Closing Date, the Company will
                ----------------
not: (i) enter into any contract, commitment, or transaction not in the usual and ordinary course of its business; (ii) enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding Ten Thousand Dollars ($10,000) individually, or Twenty-Five Thousand Dollars ($25,000) in the aggregate; (iii) make any capital expenditures in excess of Two Thousand Dollars ($2,000) for any single item or Five Thousand Dollars ($5,000) in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of Ten Thousand Dollars ($10,000); (iv) sell or dispose of any capital assets; or (v) agree to do any of the above listed acts.

          8.7   Payment of Liabilities and Waiver of Claims.  The Company will
                -------------------------------------------
not do, or agree to do, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any right or claim; or (iii) cancel, without final payment, any note, loan, or other obligation owing to the Company.

          8.8   Financial Statements Pending Closing; Cooperation With Offering.
                ---------------------------------------------------------------
The Company will furnish Buyer from time to time until the Closing Date with copies of regular monthly financial statements of the Company with the supporting schedules ("Subsequent Financial Statements"). Any Subsequent Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied (provided, however, the Subsequent Financial Statements may not necessarily reflect all footnotes and schedules which may be appropriate for GAAP presentation), will fairly set forth the results of operations of the Company for the periods indicated, and will fairly present the financial condition of the Company as at the dates indicated. The Subsequent Financial Statements shall be derived from the accounting records of the Company and represent only actual, bona fide transactions. The Subsequent Financial Statements shall be true and correct in all material respects. Stockholder and the Company understand and agree that the Subsequent Financial Statements together with the Audited Financial Statements and Interim Financial Statements and information derived therefrom will be needed by Buyer for use in its registration statement relating to the Offering, and they agree to make such financial statements and information (together with related auditor reports and consents) available and to cooperate fully with respect to the Offering, including, without limitation, the due diligence which will be performed in connection with the Offering and the preparation of the related registration statement. Buyer shall be responsible for the fees and expenses of the auditors of the Company that are incurred in connection with the registration statement.

          8.9   Best Efforts.  The Company and Stockholder shall use their best
                ------------
efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 11.2 of this Agreement.

          8.10  Due Care in Servicing; Examination of Records.  Until the
                ---------------------------------------------
Closing, Stockholder shall cause the Company to continue to, and the Company shall continue to, service the Mortgage Loans in accordance with the requirements of the Mortgage Loan documents, all applicable Agency rules, regulations, and guidelines and all other applicable laws and regulations. Stockholder shall cause the Company to keep, and the Company shall keep, a complete, accurate and separate account of and properly apply all funds collected by it from the Mortgagors on account of each Mortgage Loan, including, but not limited to, all principal and interest payments, taxes, assessments and other public charges and flood and hazard insurance premiums. Buyer's personnel shall have the right at reasonable times and from time to time to examine all files, documents, ledgers, computer printouts, papers, and records pertaining to the Mortgage Loans.

          8.11  Agency Consent.  To the extent applicable, the Company shall
                --------------
submit to the Agency the forms and information required by the Agency regulations, rules or guidelines for the approval of the transfer of the Shares and Servicing Rights on a timely basis, subject to Agency cooperation. The Company shall obtain such consent from the Agency before the Closing at its sole cost and expense.

          8.12  Mortgage Insurance Consents.  To the extent applicable, the
                ---------------------------
Company shall mail by certified mail (with a copy to Buyer) to all mortgage insurers any form, notice, consent, request and information required by each Mortgage Loan insurer for the transfer of the Shares and Servicing Rights on a timely basis. The Company shall obtain such consents, to the extent required, at its sole cost and expense.


                                   ARTICLE IX

                               COVENANTS OF BUYER

          During the period commencing on the date hereof and continuing through the Closing Date, Buyer agrees (except as expressly contemplated by this Agreement or to the extent that Stockholder shall otherwise request) that:

          9.1   Compliance with Legal Requirements.  Buyer shall comply promptly
                ----------------------------------
with all requirements that applicable law may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Stockholder and the Company in connection with any such requirements imposed upon Stockholder or the Company, or upon any of their affiliates, in connection therewith or herewith.

          9.2   Obtaining Approvals.  Buyer shall use its best efforts to obtain
                -------------------
(and to cooperate with Stockholder and the Company in obtaining) any consent, authorization or approval of, or exemption by, any governmental body or agency or instrumentality thereof, or other person, required to be obtained or made by Buyer or by any of its affiliates (or by Stockholder or the Company or by any of their affiliates) in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, it shall be the responsibility and obligation of the Company and Stockholder to ensure that all Permits, licenses, consents and other governmental approvals (including, but not limited to, any such Permits, licenses, consents or approvals relating to the Servicing Rights) required to be obtained in connection with this Agreement and the matters contemplated hereby sufficient for the Company to operate its business in substantially the same fashion after the Closing as currently conducted are obtained before the Closing; provided,
                                                                    --------
however, that the Company and Stockholder shall not be responsible for the
-------
failure to obtain any of the foregoing due solely to the identity or financial status of Buyer.

          9.3   Best Efforts.  Buyer shall use its best efforts to bring about
                ------------
the satisfaction of the conditions precedent to Closing set forth in Section
11.1 of this Agreement.

                                 ARTICLE X

                            CONDUCT OF THE COMPANY'S
                            BUSINESS PENDING CLOSING

          During the period commencing on the date hereof and continuing through the Closing Date, the Company and Stockholder jointly and severally agree (except as expressly contemplated by this Agreement or to the extent that an officer of Buyer shall otherwise request) that:

          10.1  Organization; Qualification.  The Company shall not amend,
                ---------------------------
restate or otherwise modify its Articles of Incorporation or Bylaws and shall maintain all qualifications to transact business as a foreign corporation and remain in good standing in each of the jurisdictions set forth on Schedule 5.1 hereto.

          10.2  Ordinary Course.  The Company shall conduct its business in, and
                ---------------
only in, the usual, regular and ordinary course in substantially the same manner as theretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, to maintain all Permits and to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business shall be unimpaired at the Closing Date. The Company shall maintain insurance coverage at least equal to that in effect on the date hereof on all of its properties and on all properties for which it is responsible and carry the same coverage of public liability, personal injury and property damage that is now in effect; the Company shall maintain its assets and properties in good condition and repair. The Company shall refrain from acquiring the stock or obligations of any corporation or any proprietary interest in or obligations of any business enterprise. The Company shall refrain from making any capital expenditures, other than those that it is obligated to make under an agreement disclosed in Schedule 5.19 hereto.

          10.3  Dividends; Capital Stock.  Except in connection with the
                ------------------------
Divested Businesses and only to such extent, the Company shall not (i) declare any dividends on, or make other distributions in respect of, any shares of Capital Stock; (ii) issue, authorize or propose the issuance of, or purchase or propose the purchase of, any shares of Capital Stock or securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities; (iii) change the outstanding shares of Capital Stock into a different number of shares of the same or different class by reason of any reclassification, recapitalization, forward stock split, reverse stock split, combination, exchange of shares or readjustment, or declare a stock dividend thereon; or (iv) obligate itself to do any of the foregoing.

          10.4  Accounting.  The Company shall not make any change in the
                ----------
accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. The Company shall maintain its consolidated books, records and accounts in accordance with GAAP applied on a basis consistent with that of the Audited Financial Statements.

          10.5  Indebtedness.  The Company shall not incur any Indebtedness
                ------------
other than current liabilities incurred in the usual and ordinary course of business. The Company shall refrain from paying any obligation or liability, absolute or contingent, except current liabilities shown on the Balance Sheet or current liabilities incurred since the Balance Sheet Date in the usual and ordinary course of business.

          10.6  Compliance with Legal Requirements.  The Company shall comply
                ----------------------------------
promptly with all requirements that applicable law may impose upon it with respect to the conduct of its business and operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer or the Company, or upon any of their affiliates, in connection therewith or herewith.

          10.7  Competing Offers; Merge or Liquidate.  Neither Stockholder nor
                ------------------------------------
the Company shall, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative of the Company or Stockholder or any affiliate of any of them, to solicit or encourage (including by way of furnishing nonpublic information) any inquiries or the making of any proposal that may reasonably be expected to lead to any proposal of partial or total acquisition of the Company or its assets (collectively "Inquiry or Proposal"). The Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so. In the event Stockholder, the Company or any officer, director or employee of the Company, or investment banker, attorney, accountant or other representative of the Company or Stockholder or any affiliate of any of them, receives an Inquiry or Proposal, Stockholder and/or the Company shall promptly notify Buyer by telephone and telecopy of such fact and shall transmit to Buyer a copy of any such written Inquiry or Proposal.

          10.8  Disposition of Assets.  The Company shall not cede, transfer,
                ---------------------
license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien (other than a "Permitted Lien") upon, any of its properties or assets, tangible or intangible, or any interest therein, except in the usual and ordinary course of business.

          10.9  Executive Compensation.  The Company shall not pay, or make any
                ----------------------
accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company, except as may be required under employment or termination agreements in effect before the date hereof.

          10.10 Employee Benefit Arrangements.  The Company shall not adopt or
                -----------------------------
amend in any material respect any employee pension, profit-sharing, retirement, bonus, deferred compensation, insurance, incentive compensation, severance, thrift, vacation or other plan, agreement, trust fund or arrangement for the benefit of its employees (whether or not legally binding) other than amendments of existing benefit plans effected after consultation with Buyer that are necessary to conform to legal requirements or to consummate the transactions contemplated by this Agreement.

          10.11 Claims; Discharge; Litigation.  The Company shall not cancel,
                -----------------------------
compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and shall not discharge any Lien (other than "Permitted Liens") upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company. The Company shall not institute, settle or agree to settle any action or proceeding before any court or governmental body, other than in the usual and ordinary course of business.

          10.12 Modification or Breach of Agreements; New Agreements.  The
                ----------------------------------------------------
Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall refrain from making or becoming a party to any contract or commitment other than in the usual and ordinary course of business. The Company shall meet all of its contractual obligations in accordance with their respective terms.

          10.13 Inconsistent Action.  Stockholder shall not take, and shall not
                -------------------
permit the Company to take, and the Company shall not take, or cause or suffer to be taken, any action that would cause any of the representations or warranties of Stockholder or the Company in this Agreement to be untrue, incorrect, incomplete or misleading.


                                   ARTICLE XI

                        CONDITIONS PRECEDENT TO CLOSING


          11.1  Conditions of Buyer.  Notwithstanding any other provision of
                -------------------
this Agreement, and except as set forth below, the obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, each of which is waivable by Buyer:

          (a) No Injunctions.  No preliminary or permanent injunction or other
              --------------
order by any United States federal or state court or by any governmental body or agency or instrumentality thereof that prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;

          (b) No Governmental Action.  There shall not be instituted or pending
              ----------------------
or threatened any action or proceeding by any governmental body or agency or instrumentality thereof, domestic or foreign, (i) challenging the acquisition by Buyer of the Shares or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking material damages in connection therewith or (ii) seeking to restrain or prohibit Buyer's direct or indirect ownership or operation of all or a material portion of the business or assets of Buyer or the Company or to compel Buyer or the Company to dispose of or hold separate all or a material portion of their respective businesses or assets as a result of the transactions contemplated by this Agreement, which, in either case, in the reasonable judgment of Buyer, would possibly result in the relief sought being obtained;

          (c) Legal Prohibition.  There shall not be any action taken, or any
              -----------------
statute, rule, regulation or order enacted, promulgated or issued or deemed applicable by Buyer to the Company or the consummation of the transactions contemplated by this Agreement by any United States federal or state governmental body or agency or instrumentality thereof or court that (i) would prohibit Buyer's direct or indirect ownership or operation of all or a material portion of the business or assets of Buyer or the Company, or would compel Buyer to dispose of or hold separate all or a material portion of the business or assets of, or adversely affect, Buyer or the Company as a result of the consummation of the transactions contemplated by this Agreement, (ii) would render Buyer or Stockholder unable to consummate the transactions contemplated by this Agreement, or (iii) would make such consummation illegal;

          (d) Representations and Warranties.  The representations and
              ------------------------------
warranties of Stockholder and the Company and the agreements of the Company and Stockholder set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and the Company and Stockholder shall have complied, in all material respects, with all covenants and agreements and satisfied, in all material respects, all conditions on their parts to be performed or satisfied on or before the Closing Date;

          (e) Certificate of Stockholder.  Buyer shall have received a
              --------------------------
certificate of Stockholder to the effect that the representations and warranties of the Company and the Stockholder are true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and that the Company and the Stockholders have performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with and satisfied by them on or prior to the Closing Date;

          (f) Certificate of Chief Executive Officer.  Buyer shall have received
              --------------------------------------
a certificate of the Chief Executive Officer of the Company to the effect that the representations and warranties of the Company are true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and that the Company has performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with and satisfied by it on or prior to the Closing Date;

          (g) Other Deliveries.  The Company shall have delivered, or caused to
              ----------------
be delivered, to Buyer (i) a certificate of good standing from the Secretary of State of California and of comparable authority in other jurisdictions in which the Company is qualified to do business stating that it is a validly existing corporation in good standing, (ii) duly adopted resolutions of the Board of Directors and shareholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company, and (iii) a true and complete copy of the articles of incorporation, as amended, of the Company certified by the Secretary of State of California, and a true and complete copy of the Bylaws, as amended, of the Company certified by the Secretary of the Company;

          (h) Employment and Noncompetition Agreements. Stockholder shall have
              ----------------------------------------
executed and delivered to Buyer a Noncompetition Agreement in a form reasonably acceptable to Buyer and its legal counsel (the "Sutter Noncompetition Agreement"). Morck shall have executed and delivered to Buyer an Employment Agreement in a form reasonably acceptable to Buyer and its legal counsel (the "Morck Employment Agreement");

          (i) Delivery of Updated Delinquency Schedule.  The Company shall
              ----------------------------------------
promptly deliver to Buyer, following preparation thereof, an updated Delinquency Schedule reflecting all outstanding delinquencies as of the most recent month end preceding the Closing Date by more than 15 days and such updated Delinquency Schedule shall not indicate a materially greater volume of delinquencies.

          (j) Resignations.  To the extent applicable, each of the members of
              ------------
the Board of Directors of the Company so requested by Buyer and each of the Company's officers and other employees so requested by Buyer shall have submitted their resignations, in form and content satisfactory to Buyer, and effective as of the Closing Date;

          (k) Consents Obtained.  The Company and Stockholder shall have
              -----------------
received, and furnished copies thereof to Buyer, all necessary consents to their performance of this Agreement, together with certificates of confirmation satisfactory to Buyer's counsel from the respective lessors of any of the Company's leases that such leases are in full force and effect; that so far as it knows, no default exists thereunder and no event has occurred which would be a default upon the passage of a period of time or upon the giving of notice; and that any options contained in such leases in favor of the Company which have not by the express terms of such leases lapsed or expired are still fully effective and exercisable in accordance with the terms of the respective leases;

          (l) No Adverse Changes.  Between the date of this Agreement and the
              ------------------
Closing Date, except for the distribution of the Divested Businesses, there shall not have occurred any damage, destruction or loss of any of the assets of the Company or its subsidiaries, whether or not covered by insurance, which has had or may reasonably be expected to have a material and adverse effect on the business of the Company or its subsidiaries or any prospects of the Company or its subsidiaries nor shall there have occurred any other event or condition which has had or which reasonably may be expected to have a material and adverse effect on the results of operations, condition (financial or otherwise), properties, business, or prospects of the Company or its subsidiaries;

          (m) Approval of Documentation.  The form and substance of all
              -------------------------
certificates, instruments, schedules, exhibits and other documents delivered to Buyer under this Agreement shall be reasonably satisfactory to Buyer and its counsel; and

          (n) Permits, Licenses and Approvals.  Stockholder and the Company
              -------------------------------
shall have completed all matters required to be completed to ensure that all Permits, licenses, consents and other governmental approvals (including, but not limited to, any such Permits, licenses, consents or approvals relating to the Servicing Rights) required to be obtained in connection with this Agreement and the matters contemplated hereby sufficient for the Company to operate its business in substantially the same fashion after the Closing as currently conducted have been obtained.

          11.2  Conditions of Stockholder.  Notwithstanding any other provision
                -------------------------
of this Agreement, and except as set forth below, the obligations of Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, each of which is waivable by Stockholder:

          (a) No Injunctions.  No preliminary or permanent injunction or other
              --------------
order by any United States federal or state court or by any governmental agency or instrumentality that prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;

          (b) No Governmental Action.  There shall not be instituted or pending
              ----------------------
or threatened any action or proceeding by any governmental body or agency or instrumentality thereof, domestic or foreign, (i) challenging the acquisition by Buyer of the Shares or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking material damages in connection therewith or (ii) seeking to restrain or prohibit Buyer's direct or indirect ownership or operation of all or a material portion of the businesses or assets of Buyer or the Company or to compel Buyer or the Company to dispose of or hold separate all or a material portion of their respective businesses or assets as a result of the consummation of the transactions contemplated by this Agreement, which, in either case, in the reasonable judgment of Stockholder, would probably result in the relief sought being obtained;

          (c) Legal Prohibition.  There shall not be any action taken, or any
              -----------------
statute, rule, regulation or order enacted, promulgated or issued or deemed applicable by Stockholder to the consummation of the transactions contemplated by this Agreement by any United States federal or state governmental body or agency or instrumentality thereof or court that (i) would prohibit Buyer's direct or indirect ownership or operation of all or a material portion of the business or assets of Buyer or the

Company, or would compel Buyer to dispose of or hold separate all or a material portion of the business or assets of, or otherwise adversely affect, Buyer or the Company as a result of the consummation of the transactions contemplated by this Agreement, (ii) would render Buyer or Stockholder unable to consummate the transactions contemplated by this Agreement, or (iii) would make such consummation illegal;

          (d) Representations and Warranties.  The representations and
              ------------------------------
warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and Buyer shall have complied, in all material respects, with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, on or before the Closing Date; and

          (e) Certificate of Chief Executive Officer.  Stockholder shall have
              --------------------------------------
received a certificate of the Chief Executive Officer of Buyer to the effect that the representations and warranties of Buyer are true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and that Buyer has performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with and satisfied by Buyer on or prior to the Closing Date.


                                  ARTICLE XII

                                OTHER AGREEMENTS

          12.1  Registration and Disposition of VMN Common Stock.  Buyer agrees
                ------------------------------------------------
that the shares of VMN Common Stock to be issued to Stockholder pursuant to
Section 1.2(a) herein shall be registered under the Securities Act of 1933, as amended, pursuant to the same registration statement filed by Buyer to effect the Offering or pursuant to a similar registration statement declared effective at or about the same time as the aforementioned registration statement.

          12.2  Pledge and Security Agreement.  On the Closing Date, Stockholder
                -----------------------------
shall execute and deliver to Buyer a pledge and security agreement (the "Pledge and Security Agreement"), which shall provide for a pledge of and security interest in $1.5 million of the Cash Payment as security for the indemnification obligations of Stockholder set forth in Section 14.2. Such pledged cash shall also be subject to the provisions of Section 14.3 hereof. The Pledge and Security Agreement shall be in a customary form that is reasonably acceptable to Stockholder and Buyer.

          12.3  Lock-up Agreement.  Stockholder agrees that the shares of VMN
                -----------------
Common Stock issued to Stockholder hereunder together with any and all interests therein in any form whatsoever shall be subject to a 180-day lock-up period (from the date of the closing of Buyer's Offering). In addition, Stockholder agrees to execute a customary form of lock-up agreement with the underwriters of the Offering to further evidence this lock-up agreement. Stockholder agrees to execute such lock-up agreement upon the request of Buyer or such underwriters, and further agrees that he will not transfer or distribute (by way of dividend or otherwise) any shares of such VMN Common Stock or interests therein unless and until Buyer and the underwriters have agreed to such transfer or distribution and, in cases where the transfer or distribution is effected other than through the public market, the transferee of such shares or interests therein has entered into a similar lock-up agreement. Stockholder understands and agrees that stop transfer instructions will be given to Buyer's transfer agent to enforce the terms of the foregoing lock-up agreement. At the expiration of the 180-day lock-up period, Stockholder shall cooperate with Buyer and the underwriters of the Offering to provide for orderly disposition of his shares, but shall not be prevented by Buyer from engaging in any legally effected sale.

          12.4  Press Releases; Public Announcements.  No press release or other
                ------------------------------------
public announcement or disclosure with respect to the transactions contemplated by this Agreement shall be made except upon the mutual agreement of the parties, unless Buyer shall be required by law, in the reasonable judgment of its legal counsel, to make such an announcement or disclosure.


                                  ARTICLE XIII

                       TERMINATION, AMENDMENT AND WAIVER

          13.1  Termination.  This Agreement may be terminated at any time
                -----------
before the Closing Date:

                (a) by mutual agreement of the parties hereto; or

                (b) by any party hereto if the Closing has not occurred on or before December 31, 1997; or

          (c) by Buyer if (i) at any time there has been a material misrepresentation, breach of warranty or breach of covenant by Stockholder or the Company under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 11.1 of this Agreement have not been met on, or are reasonably incapable of being met by, the Closing Date, and, in each case, Buyer is not then in default of its obligations hereunder; or

          (d) by Stockholder if (i) at any time there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 11.2 of this Agreement have not been met on, or are reasonably incapable of being met by, the Closing Date, and, in each case, Stockholder is not then in default of its obligations hereunder; or

          (e) by Buyer if at any time on or prior to the 30th day immediately following the Disclosure Schedules Delivery Date, Buyer determines, based on its due diligence review of the Company, that it is inadvisable for Buyer to proceed with the Acquisition.

          13.2  Effect.  In the event of termination of this Agreement as
                ------
provided in Section 13.1(a), 13.1(b) or 13.1(e) hereof, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any party hereto, or any officer, director, employee, agent or representative of any party hereto or any person who controls a party hereto within the meaning of the Securities Act, except for willful breach, and except that the agreements with respect to confidentiality contained in Section 8.1 hereof, the agreements with respect to expenses contained in Section 14.5 hereof and the provisions regarding certain other payments contained in Section 1.3 hereof shall survive any termination of this Agreement. In the event of termination of this Agreement as provided in Section 13.1(c) or 13.1(d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise, except in cases where Buyer is obligated to pay the Break-up Fee, in which event, the receipt of the Break-up Fee shall be the Company's and Stockholder's sole remedy under any legal theory whatsoever against Buyer and its officers, directors, employees, advisors, agents and other representatives in connection with this Agreement or otherwise.

          13.3  Amendment.  This Agreement may be amended at any time by a
                ---------
written instrument executed by Buyer, Stockholder and the Company.

          13.4  Waiver.  Compliance with or performance under any term,
                ------
provision or condition of this Agreement may be waived in writing by Buyer, on the one hand, or by Stockholder and the Company, on the other hand, as the case may be.

                                 ARTICLE XIV

                  GENERAL PROVISIONS; INDEMNIFICATION; ESCROW

          14.1  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or at the Closing shall survive the consummation of the transactions contemplated hereby and any examination by or on behalf of any party hereto and shall expire on the first anniversary of the Closing Date, except (i) as to any matter as to which a claim has been submitted in writing to the other party before such date and identified as a claim for indemnification pursuant to Section 14.2, or (ii) as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations, or (iii) those representations and warranties made by Stockholder and the Company with respect to (a) the title and authority to transfer shares;
(b) the matters set forth in Section 6.4 of this Agreement; and (c) tax related matters, all of which shall remain in full force and effect beyond the Closing and shall expire only upon expiration of the applicable statute of limitations, if any. No claim or action for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the preceding sentence except for claims made in writing before such expiration or actions (whether instituted before or after such expiration) based on any claim made in writing before such expiration, and, except with respect to claims or actions for breaches of representations and warranties made in Section 6.4 of this Agreement, for which indemnification by the Stockholder under this Agreement shall be unlimited, no amount shall be payable by the Stockholder in respect of any claim or action for breach of any representation or warranty to the extent (i) such amount would exceed the aggregate dollar limitation in Section 14.2(c) or (ii) such amount relates solely and directly to any loan originated by the Company on behalf of Buyer.

          14.2  Indemnification.
                ---------------

          (a) Indemnification of Buyer.  Stockholder and, in the event the
              ------------------------
Acquisition is not consummated and only to the extent applicable, the Company, jointly and severally covenant and agree to indemnify and save and hold Buyer, its officers, directors, employees, agents and representatives, each person who controls Buyer within the meaning of the Securities Act, and the Company (in the event the Acquisition is consummated and only to the extent applicable) harmless from and against any loss, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding) arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Stockholder or the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of Stockholder or the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; (iii) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company of its business or operations on or before the Closing Date, including, but not limited to, those arising out of or relating to (A) the employment relationship existing before Closing between the Company and its affiliates and any and all current or former employees of either, or (B) the compliance with all Agency and other standards and regulations and contractual commitments applicable to mortgage loans originated before Closing by the Company; (iv) any failure to have obtained all Permits, consents, waivers, approvals, licenses and authorizations required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (v) the Company maintaining after the Closing its existing escrow practices through the date it completes its first post-closing annual escrow analysis; (vi) the Company maintaining its existing practices relating to adjusting mortgage interest rates through the anniversary date of the Closing; and (vii) the loan repurchase obligations, notifications and settlements referenced on Schedule 6.4 to this First Amended and Restated Stock Purchase Agreement at the time of its execution and any and all expenses, costs and other liabilities incident thereto, which indemnification obligation shall survive the Closing indefinitely. Stockholder agrees to reimburse Buyer, the Company, or other indemnified party, as the case may be, promptly upon demand for any unreimbursed payment made or loss suffered by Buyer, the Company, or other indemnified party, as the case may be, at any time after the Closing Date in respect of any damage, loss, cost, expense, deficiency, liability, judgment, claim, action or demand to which the foregoing indemnity relates, provided, however, any such unreimbursed payment or loss suffered that does not exceed $5,000 shall not be reimbursed until the aggregate amount of such unreimbursed payments or loses exceeds $5,000.

          (b) Indemnification of Stockholder.  Buyer covenants and agrees to
              ------------------------------
indemnify and save and hold Stockholder harmless from and against any loss, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding) arising out of or resulting from any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing or the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement. Buyer agrees to reimburse Stockholder promptly upon demand for any payment made or loss suffered by Stockholder at any time after the Closing Date in respect of any damage, loss, cost, expense, deficiency, liability, judgment, claim, action or demand to which the foregoing indemnity relates.

          (c) Term; Aggregate Dollar Limitation; Indemnification Procedure.  The
              ------------------------------------------------------------
indemnification provided for in this Section 14.2 shall be effective for a period of one year following the Closing Date, subject to the exceptions contained in clauses (i) through (iii) of Section 14.1 of this Agreement, clause
(vii) of Section 14.2(a) of this Agreement and the proviso to the next sentence. The aggregate dollar amount of all payments the Stockholder shall be obligated to make pursuant to this Section 14.2 and Section 14.1 shall not exceed $1,000,000; provided, however, notwithstanding anything to the contrary
            --------  -------
contained in this Agreement, the Stockholder's indemnification obligations with respect to (i) breaches of representations and warranties contained in Section
6.4 of this Agreement and (ii) the loan repurchase obligations, notifications and settlements referenced on Schedule 6.4 to this First Amended and Restated Stock Purchase Agreement at the time of its execution, shall survive the Closing indefinitely and shall be unlimited as to dollar amount. Whenever a claim shall arise for indemnification under this Section 14.2, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party shall have the right, at its option and at its own expense, to be represented by counsel of its choice who must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any claim or proceeding which relates to any loss, liability, damage or deficiency resulting from a third party claim indemnified against hereunder; provided, however, that no
                                                 --------  -------
settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; and provided further,
                                                             ----------------
however, that the Indemnified Party may, at its own expense, participate in any
-------
such proceeding with the counsel of its choice. As long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving notice of the same to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying

Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 14.2.

          (d) Waiver of Subrogation and Other Rights.  Buyer shall not be
              --------------------------------------
required to proceed against any particular Indemnifying Party for indemnification or otherwise in respect of any losses before enforcing its rights hereunder against any other Indemnifying Party, and Stockholder expressly waives all rights he may have, now or in the future, under any statute, or at common law, or at law or in equity, or otherwise, to compel Buyer to proceed against any one of them in respect of any losses before proceeding against, or as a condition to proceeding against, any other of them.

          (e) Non-Waiver.  Failure of an Indemnified Party to give reasonably
              ----------
prompt notice of any claim or claims shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

          14.3  Indemnification Escrow.  Of the Cash Payment, $1.5 million of
                ----------------------
the cash shall be pledged to Buyer (pursuant to Section 12.2 hereof), and shall be maintained in an escrow account as security for the indemnification obligations of Stockholder set forth in Section 14.2. The escrow agreement shall provide for maintenance of the escrow until the date (the "Disbursement Date") which is the later of (i) the first anniversary of the Closing Date, (ii) the final resolution and payment of all loan repurchase obligations, notifications and settlements referenced on Schedule 6.4 to this Agreement or
(iii) the date at which all matters as to which Buyer has submitted a written claim for indemnification pursuant to Section 14.2 have been finally resolved and paid; provided, however, upon the final resolution and payment of all loan
          --------  -------
repurchase obligations, notifications and settlements referenced on Schedule 6.4 to this Agreement, the escrow agent shall disburse to the Stockholder all funds in the escrow in excess of the maximum amount of Stockholder's remaining liability under Section 14.2 of this Agreement provided that there has not been a breach of the representations and warranties contained in Section 6.4 of this Agreement as of such time. All funds remaining in the escrow account at the Disbursement Date shall be disbursed to Stockholder.

          14.4  Complete Agreement.  This Agreement together with the other
                ------------------
instruments and documents it contemplates (a) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof or the Acquisition of the Company or Shares of the Company's Common Stock; (b) is not intended to confer upon any other person any rights or remedies hereunder or with respect to the subject matter hereof except as specifically provided in this Agreement; (c) except as provided in Section 14.9 hereof, shall not be assigned by operation of law or otherwise; and (d) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute a single agreement. Fax signature pages shall constitute original signature pages for all purposes of this Agreement.

          14.5  Expenses.  Except as contemplated by Section 14.2 of this
                --------
Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring the same. Stockholder acknowledges and agrees that this Agreement relates principally to the sale by Stockholder of the Shares to Buyer and that the Company is only nominally a party to this Agreement. All costs and expenses incurred by the Company in connection with this Agreement shall be paid by the Company before the Closing and any such expenses not so paid shall be the sole responsibility of Stockholder.

          14.6  Fees.  Except for the fees and expenses of Joe Cosio-Barron
                ----
(which shall be paid by Buyer), Buyer represents and warrants to Stockholder that it has taken no action and has entered into no agreement, understanding or other arrangement that would obligate Stockholder or the Company to pay any broker's or finders fee or any other commission or similar fee to any agent, broker, investment banker or other firm or person in connection with any of the transactions contemplated by this Agreement. Stockholder represents and warrants to Buyer that neither he nor the Company has taken any action or entered into any agreement, understanding or other arrangement that would obligate Stockholder, the Company or Buyer to pay any broker's or finder's fee or any other commission or similar fee to any agent, broker, investment banker or other firm or person in connection with any of the transactions contemplated hereby.

          14.7  Further Action.  Subject to the terms and conditions provided in
                --------------
this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, Stockholder or Buyer, as the case may be, shall take, or cause to be taken, all such necessary action.

          14.8  Notices.  Except as otherwise provided in this Agreement, all
                -------
notices and other communications and legal process under or in connection with this Agreement shall be in writing and shall be personally delivered, transmitted by facsimile, by an overnight delivery service, or transmitted by postage prepaid or registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          To Buyer:           Virtual Mortgage Network, Inc.
                              Suite 175
                              4590 MacArthur Boulevard
                              Newport Beach, California 92660
                              Attn: John D. Murray
                              Fax: (714) 252-0797

          Copy to:            David A. Krinsky, Esq.
                              O'Melveny & Myers LLP
                              Suite 1700
                              610 Newport Center Drive
                              Newport Beach, California 92660
                              Fax: (714) 669-6994

          To Stockholder:     Mr. Arthur H. Sutter
                              461 Second Street, Unit 320
                              San Francisco, California 94107
                              Fax: (415) 433-3883*
                              *c/o Phillip R. Pollock, Esq.

          Copy to:            Phillip R. Pollock, Esq.
                              Tobin & Tobin
                              One Montgomery Street, 15th Floor
                              San Francisco, California 94104
                              Fax: (415) 433-3883

          To the Company:     Sutter Mortgage Corporation
                              2140 N. Broadway
                              Walnut Creek, California 94596
                              Fax: (510) 974-5320


Notices shall be deemed to have been given: (i) on the fifth business day after posting, if mailed first class; (ii) on the date of receipt if delivered personally; or (iii) on the next business day if transmitted by facsimile or by a generally reliable over-night delivery service.

          14.9  Limited Assignment.  With the written consent of Stockholder
                ------------------
(which consent will not be unreasonably withheld), Buyer may assign its rights and obligations under this Agreement at any time before the Closing to any entity controlled by, controlling or under common control with Buyer within the meaning of the Securities Act.

          14.10 Governing Law.  This Agreement shall be governed by, interpreted
                -------------
under, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made or to be performed wholly in California. The sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of Orange, California, or the Federal District Court for the Central District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Orange County, California.

          14.11 Partial Invalidity.  Any provision of this Agreement which is
                ------------------
found to be invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                 "BUYER"

                                 VIRTUAL MORTGAGE NETWORK, INC.


                                 By:     /s/ John D. Murray
                                    ------------------------------------------

                                 Name:   John D. Murray
                                      ----------------------------------------

                                 Title:  President
                                       ---------------------------------------


                                 "STOCKHOLDER"

                                 ARTHUR H. SUTTER


                                 /s/ Arthur H. Sutter
                                 _____________________________________________
                                 Arthur H. Sutter



                                 "COMPANY"

                                 SUTTER MORTGAGE CORPORATION



                                 By: /s/ Arthur H. Sutter
                                    ------------------------------------------
                                 Name: Arthur H. Sutter
                                      ----------------------------------------
                                 Title: Chairman
                                       ---------------------------------------

                          SCHEDULE 7.6 - CAPITAL STOCK

COMMON STOCK
------------
Kramer Spellman, L.P. Funds                         1,884,521
Camelot Holdings - M. Barron                        1,250,000
Dianne David                                        1,016,666
Tradenet Financial Banking Services                   633,334
Robert Merrick                                        314,465
American Growth Fund I                                250,000
Interealty Corporation                                200,000
Employees - Restricted Stock Grant                    100,000
Randy Fowler                                          100,000
Remy Trafelet                                          94,226
Orin Kramer                                            62,817
Larry Wells                                            50,000
Ronald Ruben                                           25,127
James Briant                                           10,000
                                                    ---------
     TOTAL COMMON STOCK                             5,991,156


PREFERRED SERIES A (CONVERTIBLE)
--------------------------------

Intel                                                 500,000
American Growth Capital Corporation                   350,000
Private Placement (Approx. 90 Investors)            1,550,000
                                                    ---------
     TOTAL PREFERRED SERIES A                       2,400,000


WARRANTS
--------

American Growth Fund I & Affiliates                   363,583
Sandra Sawyer                                          25,000
Larry Wells                                            50,000/*/
South Coast Communications Group                      100,000
Frank Klepetko                                         25,000
Michael Baum                                          100,000
                                                    ---------
     TOTAL WARRANTS                                   663,583
* At $2.00 per Warrant - All others at $1.00

OPTIONS
-------

Dianne David                                           50,000
Michael Barron                                         50,000
Sandra Sawyer                                          25,000
Robert Gottesman                                      370,000
Lee Shorey                                            100,000
Mary Johnson                                           25,000
T. Michael Anderson                                    25,000
David Armstrong                                        25,000
Jayne Fielding                                         25,000
John Murray                                           300,000
Interealty Corporation                                100,000
                                                    ---------
     TOTAL OPTIONS                                  1,095,000

WARRANTS FOR BRIDGE FINANCING
-----------------------------

Warrants equal total consideration divided by $4.00

     $4,705,000  =  1,176,250 Warrants
     ----------
       $4.00


Dilution to Preferred Shares
----------------------------

          Preferred shareholders are diluted by the issuance of 1,176,250 shares underlying the warrants to the Bridge holders at $.001 per share and, therefore, are entitled to an adjustment in the conversion rate of the preferred stock pursuant to the guidelines contained in the Company's Articles of Incorporation.


Obligation to Purchase and Right of First Offer
-----------------------------------------------

     Intel Corporation has "Put Right" in the event the Company discontinues using Intel ProShare product. Put Right expires at the closing of an Initial Public Offering. Intel Corporation also has a Right of First Offer with respect to any new securities issued.


Other Rights
------------

     Interealty Corp. has the option to purchase 100,000 shares of Common Stock if a "private placement" is consummated within 180 days following December 20, 1996, at a price equal to the "private placement" price plus two percent (2%). The option is exercisable by Interealty Corp. with 30 days after such consummation.